UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Enterprise Drive Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on August 17, 2011, Microsemi Corporation (“Microsemi”) and its indirect wholly owned subsidiary 0916753 B.C. ULC (the “Offeror”) formally commenced their offers (together, the “Offers”) to acquire all of the outstanding common shares (the “Share Offer”), together with associated rights outstanding under the shareholder rights plan (together, the “Zarlink Shares”), of Zarlink Semiconductor Inc. (“Zarlink”), and all of the outstanding 6 percent unsecured, subordinated convertible debentures maturing on September 30, 2012 (the “Debenture Offer”) of Zarlink (the “Zarlink Debentures”). On September 21, 2011, Microsemi and the Offeror entered into a Support Agreement (the “Support Agreement”) with Zarlink, pursuant to the terms and subject to the conditions of which Microsemi and the Offeror agreed to (i) increase the price offered per Zarlink Share to $3.98 in cash and increase the price offered for the Zarlink Debentures to $1,624.49 in cash per $1,000 principal amount of Zarlink Debentures plus accrued and unpaid interest to the date such Zarlink Debentures are taken up under the Debenture Offer, and (ii) extend the expiry time of the Offers from 5:00 p.m. (Toronto time) on September 22, 2011 to 5:00 p.m. (Toronto time) on October 12, 2011, unless the Offers are further extended or withdrawn by the Offeror (the “Expiry Time”).

The Offers are subject to the satisfaction of customary conditions, including, among others, that (i) there has been properly and validly deposited under the Share Offer and not withdrawn at the Expiry Time that number of Zarlink Shares which, together with the Zarlink Shares held by the Offeror and its associates and affiliates and the Zarlink Shares into which the Zarlink Debentures deposited under the Debenture Offer and not withdrawn at the Expiry Time may be converted, represent at least 66 2/3% of the outstanding Zarlink Shares calculated on a fully-diluted basis, (ii) certain government and regulatory approvals have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Schedule B to the Support Agreement have been satisfied or waived.

Zarlink has also agreed that after such time as the Offeror has taken up and paid for Zarlink Shares and Zarlink Debentures under the Offers, the Offeror shall be entitled to designate a number of directors to Zarlink’s board of directors equal to the percentage of Zarlink Shares on a fully diluted basis that are held or controlled by the Offeror.

In addition, on the terms and subject to the conditions set forth in the Support Agreement, Zarlink agreed not to solicit or enter into discussions regarding, or proposals relating to, alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that, among other things, are, or could reasonably be expected to lead to, a transaction more favorable to the holders of Zarlink Securities from a financial point of view than the Offers. Pursuant to the terms and conditions of the Support Agreement, Microsemi has a 3 business day period in which to amend the Support Agreement and the Offers to match any proposal that Zarlink’s board of directors determines is more favorable to the holders of Zarlink Securities from a financial point of view than the Offers. In the event Zarlink terminates the Support Agreement to enter into a such a proposal that is more favorable to the holders of Zarlink Securities from a financial point of view than the Offers, after compliance with the notice and matching rights provisions set forth in the Support Agreement, Zarlink must pay the Offeror a termination fee of $25 million.

Pursuant to the Support Agreement, if Microsemi takes up and pays for Zarlink Shares and Zarlink Debentures pursuant to the Offers, Microsemi will use all reasonable commercial efforts to acquire the balance of the Zarlink Shares and Zarlink Debentures as soon as practicable by way of a compulsory acquisition or subsequent acquisition transaction.

Microsemi, the Offeror and Zarlink have made certain representations and warranties in the Support Agreement and agreed to certain customary covenants.

Zarlink also has agreed, among other matters, to conduct its business in the ordinary course, and to not to take certain specific actions (including without limitation issuing securities or selling material assets).

The Support Agreement contains certain termination rights for each of Microsemi and Zarlink.

All dollar references in this Item 1.01 are in Canadian dollars.

The foregoing summary of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Support Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Microsemi, the Offeror or Zarlink. In particular, the assertions embodied in the representations and warranties contained in the Support Agreement are qualified by information in a confidential disclosure letter provided by the parties thereto in connection with the signing of the Support Agreement. This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Support Agreement. Moreover, certain representations and warranties in the Support Agreement were used for the purpose of allocating risk between Microsemi, the Offeror and Zarlink, rather than establishing matters of fact. Accordingly, the representations and warranties in the Support Agreement may not constitute the actual state of facts about Microsemi, the Offeror and Zarlink.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Support Agreement, dated September 21, 2011, by and among 0916753 B.C. ULC, Microsemi Corporation and Zarlink Semiconductor Inc. (incorporated by reference to Exhibit 1.2 to Amendment No. 3 to Microsemi Corporation’s Schedule 14D-1F, filed with the Commission on September 26, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ JOHN W. HOHENER
Date: September 26, 2011		John W. Hohener
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Support Agreement, dated September 21, 2011, by and among 0916753 B.C. ULC, Microsemi Corporation and Zarlink Semiconductor Inc. (incorporated by reference to Exhibit 1.2 to Amendment No. 3 to Microsemi Corporation’s Schedule 14D-1F, filed with the Commission on September 26, 2011).